                                  SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          insci-statements.com, corp.
                             (Formerly INSCI Corp.)
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
    (5) Total Fee Paid:
--------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
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    (2) Form, Schedule or Registration Statement No.:
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    (3) Filing Party:
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    (4) Date Filed:
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

--------------------------------------------------------------------------------
                           INSCI-STATEMENTS.COM, CORP.
--------------------------------------------------------------------------------

                          TWO WESTBOROUGH BUSINESS PARK
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 870-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of insci-statements.com, corp. (the "Company") will be held at the Company's headquarters at Two Westborough Business Park, Westborough, MA 01581, on September 26, 2000, at 11:00 AM (the "Meeting"), for the following purposes:

    (1) To elect six (6) Directors to serve for the ensuing year or until their successors are elected and have been qualified.

    (2) To ratify the appointment of Arthur Andersen LLP as the independent public accountants for the Company's fiscal year ended March 31, 2000.

    (3) To ratify and approve the Board of Directors' resolution to increase the authorized number of stock options under the Company's 1997 Equity Incentive Plan from 4,000,000 shares to 7,000,000 shares.

    (4) Such other business as may be properly brought before the meeting or any adjournments thereof.

    Only those shareholders who were shareholders of record at the close of business on August 11, 2000 will be entitled to notice of, and to vote at the Meeting or any adjournment thereof. If a shareholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, the shares will not be voted. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not mark the boxes, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company's Board of Directors solicits proxies so each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE WHICH HAS BEEN PROVIDED. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

July 27, 2000                        BY ORDER OF THE BOARD OF DIRECTORS
Westborough, MA
                                     /s/ DR. E. TED PRINCE
                                     ---------------------
                                     Dr. E. Ted Prince
                                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER

--------------------------------------------------------------------------------
                           INSCI-STATEMENTS.COM, CORP.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 2000


    This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of insci-statements.com, corp. ("INSCI" or the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Company's headquarters at Two Westborough Business Park, Westborough, MA 01581, on September 26, 2000, at 11:00 AM, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are encouraged to attend the Annual Meeting. Your proxy is requested, whether or not you attend in order to assure maximum participation and to expedite the proceedings.

    At the Annual Meeting, stockholders will be requested to act upon the matters set forth in this Proxy Statement. If you are not present at the meeting, your shares can be voted only when represented by proxy. The shares represented by your proxy will be voted in accordance with your instructions if the proxy is properly signed and returned to the Company before the Annual Meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by delivering a new duly executed proxy with a later date or by delivering written notice of revocation to the Secretary of the Company prior to the day of the Annual Meeting, or by appearing and voting in person at the Annual Meeting. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to the Company's stockholders on or about August 22, 2000. The Company's 2000 Annual Report to its stockholders on Form 10-KSB, filed electronically (EDGAR System) with the Securities and Exchange Commission on June 29, 2000, is also enclosed and should be read in conjunction with the matters set forth herein. The expenses incidental to the preparation and mailing of this proxy material are being paid by the Company. No solicitation is planned beyond the mailing of this proxy material to stockholders.

    Abstentions and broker non-votes will be counted toward determining whether a quorum is present.

    The principal executive offices of the Company are located at Two Westborough Business Park, Westborough, MA 01581. The telephone number is (508) 870-4000.

OUTSTANDING SHARES AND VOTING RIGHTS

    The only security entitled to vote at the Annual Meeting is the Company's Common Stock. The Board of Directors, pursuant to the Bylaws of the Company has fixed August 11, 2000 at the close of business, as the record date of the determination of Stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At July 25, 2000, there were 15,794,042 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting. A majority of the shares of Common Stock outstanding and entitled to vote which are represented at the Annual Meeting, in person or by proxy, will constitute a quorum. In accordance with the Bylaws of the Company, provided a quorum (majority) of issued and outstanding shares entitled to vote are present in person or by proxy, a majority vote in favor of a proposal is required for approval of an agenda item.

PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors of the Company proposes that the Company's current directors standing for re-election be elected as directors and serve until the next Annual Meeting of the Stockholders and continuing until their successors are elected and qualified. Unless authority is withheld on the proxy it is the intention of the proxy holder to vote for the directors standing for election named below.

    Certain information concerning the directors and executive officers of the Company is set forth in the following table and in the paragraphs following. Information regarding each such director's and executive officer's ownership of voting securities of the Company appears as "Securities Ownership of Certain Beneficial Owners and Management" below.

NAME                  CURRENT POSITION WITH COMPANY           DIRECTOR SINCE
----                  -----------------------------           --------------
Dr. E. Ted Prince     Chief Executive Officer, Director              1995
Francis X. Murphy     Director                                       1995
Robert F. Little      Director                                       1998
John A. Lopiano       Director                                       1998
Leonard S. Simon      Director                                       1999
Yaron I. Eitan        Director                                       2000

DIRECTORS STANDING FOR ELECTION

    DR. E. TED PRINCE, age 53, was appointed President and Chief Executive Officer of the Company in June 1995. He was elected Chairman of the Board of Directors in August of 1995 and appointed and served as Chief Financial and Accounting Officer on an interim basis in May 1996 through July 1996. Dr. Prince has been President of several software and consulting companies. Dr. Prince currently serves and has served as a Director for several software companies and has a degree in Political Science from The University of New South Wales (Australia) and a Masters and Ph.D. degree from Monash University in Australia.

    FRANCIS X. MURPHY, age 52, was elected a Director of the Company in September 1995. He is the founder of Emerging Technology Ventures, Inc. and has served as President from its inception in September 1994. Previously, Mr. Murphy served in executive management positions with various information technology firms. He holds both a Bachelors of Arts and Masters of Business Administration in Corporate Finance from Adelphi University.

    ROBERT F. LITTLE, age 83, was appointed as a Director of the Company in June 1998. Mr. Little, a substantial shareholder in the Company, has been a private investor for the last fifteen years. He is a retired attorney who specialized in civil litigation. Mr. Little has also been involved in real estate development and construction for his own account. He has an AB degree from Princeton and an LLB degree from Columbia Law School.

    JOHN A. LOPIANO, age 61, was elected as a Director in September 1998. Mr. Lopiano is a private consultant and is retired from Xerox Corp where he served as Senior Vice President and President of the Production Systems Group. Mr. Lopiano had been with Xerox for 9 years. Prior to joining Xerox, he worked at IBM Corporation for 25 years, where his experience included 12 years in the field, 5 years in manufacturing industry marketing, 5 years in product development, and 3 years in the document image market development area. Mr. Lopiano graduated from the United States Military Academy and later earned an MBA degree from New York University. Mr. Lopiano currently serves as a director for Neomedia, Corp.

    LEONARD S. SIMON, PH.D., age 63, was appointed as a Director of the Company in December 1999. Dr. Simon has been Vice Chairman of Charter One Financial, Inc. since 1997. From 1984 until 1997, Dr Simon served as Chairman, President and Chief Executive Officer of Rochester Community Savings Bank and its holding company. Previously, Dr. Simon was Assistant, Associate and Full Professor of Business Administration at the William E. Simon Graduate School of Management at the University of Rochester in New York. He holds a Bachelor of Science degree from MIT and Masters and Ph.D. degrees from Columbia University.

    YARON I. EITAN, age 44, was appointed as a Director of the Company in June 2000. Mr. Eitan was the chairman of Lognet 2000, Inc., prior to its acquisition by the Company in May 2000. Mr. Eitan is the founder, President and CEO of Selway Partners LLC, an operating holding company that invests and advises technology companies. His activities at Selway include the founding of Test University, Inc. where he serves as CEO and chairman. Between 1984 and 1998, Mr. Eitan was the founder, Chairman and CEO of Geotek Communications, Inc., and served as chairman of Bogen Communications, Inc. and National Bank Three of the United Kingdom. Subsequent to Mr. Eitan's departure in 1998, Geotek Communications, Inc. filed a Chapter 11 petition under the Bankruptcy Act. Mr. Eitan holds a M.B.A. from the Wharton School of Business of the University of Pennsylvania.

DIRECTOR NOT STANDING FOR RE-ELECTION

    THOMAS FARKAS, age 78, was appointed as a Director of the Company in June 1998. Mr. Farkas has chosen not to stand for re-election to the Board. Mr. Farkas has no disagreements with the Company or its other Directors.

CURRENT EXECUTIVE OFFICERS OF INSCI

    In addition to Dr. Prince, the following INSCI employees are executive officers of the Company.

    JOHN C. PEMBLE, age 57, joined the Company as President and Chief Operating Officer on January 15, 2000. Mr. Pemble was President of Savoy Automation from 1998 to 1999 and was with Fechtor, Detwiler & Co., Inc. from 1996 to 1998. He served as Executive Vice President of Robotic Vision Systems, Inc. from 1994 to 1996. Previously, he was involved with several high technology companies as CEO. Mr. Pemble has a Bachelor of Science degree in Electrical Engineering from Michigan State University.

    ROGER C. KUHN, age 57, joined the Company and was appointed Vice President and Chief Financial Officer on July 29, 1996. From 1986 through 1994 Mr. Kuhn was Chief Financial Officer of Itran Corp/Acuity Imaging, Inc. From 1994 to 1995 Mr. Kuhn was Chief Financial Officer of Momentum Software Corp. Mr. Kuhn was also Vice President and Controller of Computervision Corporation. Mr. Kuhn holds a Bachelors of Science in Accounting and Masters of Business Administration in Finance from Fairleigh Dickinson University.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
-------------------------------------------------

    During the fiscal year ended March 31, 2000, there were fifteen meetings of the Board of Directors, of which all Directors attended more than 75% of the meetings. The Audit Committee had four regularly scheduled quarterly meetings and three additional meetings, in conjunction with the change in the Company's auditors, with full attendance by all members. The Compensation Committee met six times with full attendance by all members.

THE AUDIT COMMITTEE

    The Audit Committee was established by the Board of Directors in September 1995 and consists of at least two non-employee directors. Members of the Audit Committee are Robert F. Little and Leonard S. Simon, both non-employee directors. The primary purpose of the Audit Committee is to provide independent and objective oversight of the Company's accounting function and internal controls and to ensure the objectivity of the Company's financial statements. The Committee also reviews and advises the Board of Directors with respect to the Company's insurance coverage and tax policies. The Committee is responsible for engaging the Company's independent accountants and reviews with them (1) the scope and timing of their audit services and any other services they may be asked to perform, (2) their report on the Company's financial statements following the completion of the audit, and (3) the Company's policies and procedures with respect to internal accounting and financial controls. This Committee meets separately with representatives of the Company's independent accountants and with representatives of senior management.

THE COMPENSATION COMMITTEE

    The Compensation Committee was established by the Board of Directors in September 1995 and consists of at least two non-employee independent directors. Members of the Compensation Committee are John A. Lopiano and Francis X. Murphy, both non-employee directors. The Committee advises the Board of Directors with respect to the compensation of the Company's employee directors and executive officers and with respect to employee benefit plans. The Committee also is responsible for administering the Company's equity incentive plans and executive bonus program.

    The Company's executive compensation program links management pay with the Company's annual and long-term performance. The program is intended to attract and retain highly qualified senior managers by providing compensation opportunities that are consistent with the Company's performance. The program provides for base salaries that reflect factors such as level of responsibility, individual contribution, internal fairness and external competitiveness; annual cash bonus awards that are payable for the achievement of financial and operational objectives; and long-term incentive opportunities in the form of stock options that strengthen the mutuality of interest between employees and the Company's stockholders. Among the Compensation Committee's objectives is establishing executive compensation levels comparable to that of companies of similar size and business activity. To that end, the Company will participate in and review the results of various industry surveys. In addition, the Committee may, from time to time, utilize the services of independent consultants to assess external marketplace pay practices. The Committee's purpose is to pay competitive compensation based on a total assessment of salary, cash bonuses and stock options. The Committee therefore uses its discretion and business judgment in setting executive compensation levels. The Committee believes that the resulting total cash compensation paid to the Company's executive officers is within the median range of the selected groups of comparative companies reflected in the data represented by the aforementioned industry surveys.

    The Committee also made decisions regarding the payment of cash bonuses to the Company's other executive officers. The purpose of the bonus plan is to reward executive officers based on the overall achievement of corporate goals. Individual bonus awards are based on a written evaluation of the degree of achievement of certain annual performance objectives. The Committee considers, without any specific assignment of weight thereto, factors such as the Company's overall financial performance, the individual's level of compensation relative to the external marketplace, individual performance versus objectives and overall value to the Company.

    Additionally, the Committee makes recommendations to the Board regarding the award of stock options to certain key employees. The purpose of this program is to provide long-term incentives to key employees to increase shareholder value and to align management's economic interests with those of shareholders. Such stock options have been directly awarded, or awarded under the 1997 Equity Incentive Plan. These options may be awarded in lieu of or in addition to the cash bonus, and generally incorporate vesting requirements to encourage key employees to continue in the employ of the Company and to encourage management's long-term perspective. The Committee considers the amounts and terms of prior grants in deciding whether to award options for the last completed fiscal year. With respect to the Company's stock option plans, the Committee has retained the services of a compensation consulting firm specializing in employee incentive programs to determine the most effective use of certain types of long term incentives such as stock options, restricted stock, stock appreciation rights and other forms of deferred compensation.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
------------------------------------------------

    The following table sets forth the compensation for each of the last three
(3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended March 31, 2000 (the "Named Executives"). The Company's compensation policies are discussed in "The Compensation Committee" section contained herein.

                                          SUMMARY ANNUAL COMPENSATION TABLE

                                                            Annual Compensation                     Long term
                                                -------------------------------------------        Compensation
                                                                                     Other           Options
Name                Principal Position          Year     Salary         Bonus     Compensation     Granted **
----                ------------------          ----     ------         -----     ------------     ----------
Dr. E. Ted Prince   Chief Executive Officer     2000     250,000          --         8,636 (1)          --
                                                1999     200,000          --         9,657 (1)       500,000
                                                1998     200,000          --        32,147 (1)          --

*Darryl  R. Dobin    President                * 2000     181,644          --         3,923 (2)          --
                    Chief Operating Officer     1999     114,423        65,000         --            250,000

John C. Pemble      President                   2000      37,019 (3)      --           --            500,000
                    Chief Operating Officer

Roger C. Kuhn       Chief Financial Officer     2000     150,000        46,000       6,231 (4)        25,000
                    Vice President Finance      1999     135,000        45,000       6,000 (4)        50,000
                                                1998     135,000        11,666       6,000 (4)          --

  * Indicates resignation
 ** The Company does not have a restricted stock award program

(1) In fiscal 2000 and 1999, Dr. Prince was paid $8,636 and $9,657, respectively, for an automobile allowance.
    In fiscal year 1998, Dr. Prince was paid a $6,000 living allowance, $10,359 for an automobile lease,
    $2,315 for garage rental and $13,473 for apartment rental.

(2) In fiscal year 2000, Mr. Dobin received an automobile allowance of $3,923.

(3) Mr. Pemble joined the Company in the 4th quarter of fiscal year 2000. Had he been employed as of the beginning of the fiscal year, his salary would have been $175,000.

(4) In fiscal years 2000, 1999, and 1998, Mr. Kuhn received an automobile allowance of $6,231, $6,000, and
    $6,000 respectively.

APPOINTMENT OF OFFICERS AND DIRECTORS
-------------------------------------

    On December 22, 1999, Mr. Daryl R. Dobin resigned from his position as President and as a member of the Board of Directors. Mr. Dobin did not have a disagreement with the Company or its other Directors.

    On December 22, 1999, Leonard S. Simon was appointed to the Board of Directors.

    On December 28, 1999, Mr. John C. Pemble was appointed President and Chief Operating Officer of the company.

    On June 1, 2000, Yaron I. Eitan was appointed to the Board of Directors.

OPTION GRANTS DURING FISCAL YEAR 2000
-------------------------------------

    The following table provides information concerning options granted to officers and directors during the Fiscal Year ended March 31, 2000 and reflects the potential value of such options assuming 5% and 10% annual stock appreciation.

                                                                                    Potential Realizable
                                                                                      Value at Assumed
                                    Percent of                                        Annual Rates of
                                   Total Shares                                         Stock Price
                      Number        Underlying                                        Appreciation for
                     of Shares    Options Granted                                       Option Term
                     Underlying   to Employees in   Exercise     Expiration      ----------------------------
Name                  Options       Fiscal Year      Price          Date               5%             10%
-------------------  ----------   ----------------  --------  -----------------     ----------     ----------
Roger C. Kuhn           25,000         1.3%           $2.58        April 1, 09    $    40,600    $   102,800
John C. Pemble         500,000        26.0%           $4.11    December 16, 09    $ 1,292,400    $ 3,275,100
Leonard S. Simon       100,000         5.2%           $3.78    December 22, 04    $   104,400    $   230,800
Leonard S. Simon        20,000         1.0%           $3.78    December 22, 04    $    20,900    $    46,200

OPTION EXERCISES AND HOLDINGS
-----------------------------

         The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Directors and Executives:

Aggregate Option Exercises In Last Fiscal Year And Fiscal Year End Option Values

                        Shares                       Number of Shares             Value of Unexercised
                       Acquired       Value         Underlying Options            In-the-money Options
                      on Exercise   Realized        at March 31, 2000             at March 31, 2000 (1)
Name                      #             $       Exercisable   Unexercisable   Exercisable    Unexercisable
-------------------   -----------   ----------  -----------   -------------   -----------    --------------
Thomas Farkas                  -            -       40,000        80,000        199,467         398,933
Roger C. Kuhn             46,600      227,562       20,067       108,333         95,940         493,498
Robert F. Little          40,000      199,467            -        80,000              -         398,933
John A. Lopiano                -            -       40,000        80,000        197,733         395,467
Francis X. Murphy         50,000      253,000      329,466       240,534      1,306,048         972,648
John C. Pemble                 -            -            -       500,000              -         945,000
Dr. E. Ted Prince        116,000      585,800    1,484,000       175,000      6,297,200         693,750
Leonard S. Simon               -            -            -       120,000              -         266,400

(1) Calculated by multiplying the number of shares underlying options by the difference between the closing price of the Common Stock as reported by NASDAQ on March 31, 2000 and the exercise price of the options.

REMUNERATION OF NON-MANAGEMENT DIRECTORS
----------------------------------------

         Each member of the Board of Directors who is not an officer or employee of the Company is entitled to participate in the Directors Option Plan described below, and to receive reimbursement for travel and other expenses directly related to his activities as a director. The Company does not pay inside or outside Directors on a per meeting basis for attendance at Board of Director meetings or related Committee meetings. However, each outside Director may be compensated pursuant to a written agreement with the Company to provide specific types of professional services such as financial, accounting or tax advice covering compensation plans, acquisitions and debt/equity placements.

         The following table summarizes the cash compensation paid to non-management directors for the last completed fiscal year. Information related to option grants for these directors is provided under the heading "Options Grants during Fiscal Year 2000" contained herein.

                                        Cash Compensation
                     --------------------------------------------------------
                          Annual              Meeting          Consulting/
Name                   Retainer Fees            Fees           Other Fees

Thomas Farkas                -                   -                  -
Robert F. Little             -                   -                  -
John A. Lopiano              -                   -                  -
Francis X. Murphy         $72,000                -                  -
Leonard S. Simon             -                   -                  -


COMPENSATION PLANS:

EMPLOYMENT AGREEMENTS

    During 1998 the Company's Compensation Committee recommended to the Board of Directors that the employment agreement of Dr. E. Ted Prince ("Dr. Prince") the Company's Chairman of the Board of Directors and Chief Executive Officer should be amended to provide for an extension and increase in compensation. The Board of Directors subsequently approved the proposed amendment. Effective April 1, 1999, Dr. Prince's employment agreement provided for an extension of the term of Dr. Prince's employment through September 30, 2001, and further provided for salary compensation at an annual rate of $250,000 per annum with an incentive bonus of up to 40% of base compensation based upon performance targets established by the Board of Directors. Additionally, the amendment provided for the immediate vesting of 200,000 stock options to purchase 200,000 shares of Common Stock at $.95 per share. Further, an additional 300,000 stock options were granted to Dr. Prince to purchase 300,000 shares at $1.75 per share vesting over a 2-year period. The stock options granted to Dr. Prince are for a term of ten (10) years and expire April 1, 2009. Additionally, the amendment also provided that the exercise period of stock options previously granted to Dr. Prince of 950,000 options at $1.66 per share and 250,000 options at $2.00 per share would be extended until June 16, 2005.

    The Company has employment agreements with its other executive officers which also include annual incentive bonuses based upon attainment of defined profitability criteria and other performance related objectives. If an executive officer's employment is terminated for any reason other than voluntary resignation or for cause (as defined in the agreements) then a severance benefit will be paid. The severance benefit varies from officer to officer. Exclusive of Dr. Prince, key members of management have been granted stock options as part of their compensation package.

DIRECTORS AND OTHER STOCK OPTIONS

    The Board of Directors adopted the Directors Option Plan (the "Directors Plan") in 1992 to make service on the Board more attractive to present and prospective directors. The Directors Plan was amended in September 1995 to increase the number of shares authorized to 1,000,000. On July 29, 1996 the Directors Plan was amended so that each new director receives 100,000 stock options upon being appointed to the Board of Directors. In addition, the current change of control provision was modified to reflect immediate vesting. Also, board members who participate on committees are entitled to receive 20,000 options.


    The Directors Plan is administered by a committee made up of at least two members of the Board of Directors. The exercise price per share of any option granted under the Directors Plan shall not be less than the fair market value of such shares on the date of grant. Eligible directors include all members of the Board of Directors who are not also employees of the Company or any parent or subsidiary of the Company. Options expire five years from the date of grant, subject to earlier termination in accordance with the terms of the Directors Plan. All rights to exercise options terminate two years following the date the optionee ceases to serve as a director of the Company with certain exceptions. At March 31, 2000 there were 661,667 Directors options outstanding and 224,999 options available for future grant.

    During fiscal 1996, the Company, with shareholder approval, granted aggregate stock options of 3,000,000 shares to new and continuing Directors and officers of the Company. The stock options are for a term up to five years and have vesting schedules based on different criteria including time qualifications and performance standards. The Company has included the underlying shares in its Form S-1 Registration Statement that has been declared effective by the Securities and Exchange Commission on October 6, 1997.


THE 1997 EQUITY INCENTIVE PLAN

    The 1997 Equity Incentive Plan is the successor plan to the Company's 1992 Stock Option Plan (the Plan) which was terminated by shareholder ratification at the Company's annual meeting in September 1996. Under the 1992 Plan, 4,000,000 shares of common stock $.01 par value were authorized and reserved for issuance in the form of incentive stock option and non-qualified stock options. Of these, 48,800 stock options had been granted and remain outstanding as of March 31, 2000. These stock options are currently outstanding to employees of the Company and other key persons and, as such, will remain in effect according to their terms and conditions (including vesting requirements) as provided for in the 1992 Plan and individual stock option agreements. The remaining 3,593,269 authorized and reserved shares of common stock are no longer subject to issuance under the 1992 Plan.

    The Company, with shareholder approval, has reserved 4,000,000 shares for future use under the 1997 Equity Incentive Plan (the 1997 Plan). These shares, in effect, replace the shares remaining and not granted under the terminated 1992 Plan. As of March 31, 2000, there were 3,268,568 options issued and outstanding and 146,811 options available for future grant under the 1997 Plan. The Company is seeking shareholder approval for an additional 3,000,000 shares in the 1997 Equity Incentive Plan which would increase stock options reserved under the Plan from 4,000,000 to 7,000,000 shares. The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the Committee) consisting of two or more non-employee directors of the Company who are not eligible to receive grants or awards under the 1997 Plan. The plan provides for the granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restricted stock awards, deferred stock awards, and other performance-related or non-restricted stock awards. The 1997 Plan permits the Company to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Committee believes that the flexibility of the incentive award vehicles provided for by the 1997 Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program in the best interest of shareholders.

    The Committee, subject to the provisions of the 1997 Plan will designate participants, determine the terms and provisions of each award, interpret the provisions of the plan and supervise the administration of the plan. The Committee may, in its sole discretion, delegate certain administrative responsibilities related to the 1997 Plan to Company employees or outside consultants, as appropriate. The exercise price of any stock option granted under the 1997 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. The Committee shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 1997 Plan.

    An S-8 Registration for 3,000,000 shares of underlying common stock currently authorized under the Plan was filed with the Securities and Exchange Commission on April 27, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In April 1994, the Company loaned John L. Gillis, the Company's former Executive Vice President and Chief Operating Officer, and his wife, the amount of $150,000 to purchase a residence in Westborough, Massachusetts. During fiscal 1996 the Company established an allowance for loan loss as the underlying collateral had minimal value. However, Mr. Gillis had been repaying this loan through a surrender of a combination of stock options, salary and bonuses. During fiscal 1999, the loan was repaid by $29,190 and interest on the loan was $5,384. The outstanding loan balance after fiscal 1999 payments was $47,834, which was offset by an allowance for loan losses of the same amount. The loan balance was canceled by the Company on March 31, 1999, upon Mr. Gillis's resignation from the Company and in accordance with a separation agreement between Mr. Gillis and the Company.

    The Company engaged Emerging Technology Ventures, Inc. ("ETVI") to manage its acquisition and strategic alliance activities. Mr. Francis X. Murphy ("Mr. Murphy"), who is President of ETVI, is also a director of the Company. ETVI is paid a monthly retainer of $6,000. Subsequent to fiscal 2000, ETVI was paid $168,750 as part of the Lognet acquisition, which occurred in May 2000. During fiscal year 1999, ETVI was paid an additional $39,000 in connection with consulting services performed for the Company on behalf of the Company's Executive Committee. In October 1995, ETVI was granted an incentive stock option to acquire 400,000 shares of the Company's Common Stock at an exercise price of $2.31 per share. In July 1998 an amendment to the stock option agreement revised the exercise price for future vesting options to be based upon fair market value at the time a strategic alliance or acquisition is completed. These options are only exercisable to the extent that transactions are completed in accordance with the terms of the agreement. For completed transactions ETVI will receive a commission and a portion of the stock options granted will vest concurrent with the date of the completed transaction. The arrangement with ETVI also provides that a portion of the stock options granted will vest upon arranging strategic sales alliances for the Company and that ETVI will receive 2% of the revenues generated from these alliances. During fiscal 2000, no options were vested. During fiscal 1999, as the result of establishing strategic alliances, 125,000 options were vested. The fair value of those options was estimated to be approximately $50,000. The amount earned related to the 2% of revenues from strategic alliances during fiscal 1999 was $9,633. At March 31, 2000, remaining unvested options outstanding totaling 167,201 were valued at $876,000 using the Black-Scholes option pricing model.

    The Company had engaged Gartner and Associates as financial consultants to advise the Company. Mr. Leonard Gartner ("Mr. Gartner"), principal of Gartner and Associates, is a former director of the Company. During fiscal 2000 and 1999, Gartner and Associates was paid $0 and $18,000, respectively.

    The Company collectively has entered into an agreement with Technology Providers (Ltd. of Sri Lanka and Incorporated of USA) ("TPL") under which TPL will provide computer programming services for certain software products under development and for selected customer application projects. Services rendered by TPL totaled $1,116,404 in fiscal 2000 and $1,369,000 in fiscal 1999. TPL is owned by family members of Mr. Krishan A. Canekeratne, a former Senior Vice President of Development for the Company who resigned in fiscal 1999. Mr. Canekeratne had no direct ownership interest in TPL during his employment with the Company. In the opinion of management, the fees paid under this agreement are at fair market value rates. The Company has issued approximately $700,000 in purchase orders for services to be performed by TPL in fiscal 2000. Amounts due to TPL approximated $240,000 at March 31, 2000.

    During fiscal 2000 and 1999, Mitchell Capital, Inc., whose principal shareholder is Mitchell Klein, a former director of the Company, was paid consulting fees in the amount of $0 and $15,000, respectively, for work performed for the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission ("SEC"). Specific due dates have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file by those dates. Based upon (i) the copies of section 16(a) reports that the Company received from such persons for their 2000 fiscal year transactions and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed for them for the 2000 fiscal year, the Company believes that there has been compliance with all Section 16(a) filing requirements applicable to such officers, directors and ten-percent beneficial owners for such fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth, to the best knowledge of the Company, as of March 31, 2000, certain information with respect to (1) beneficial owners of more than five percent (5%) of the outstanding Common Stock of the Company, (2) beneficial ownership of shares of the Company's Common Stock by each director and named executive; and (3) beneficial ownership of shares of Common Stock of the Company by all directors and officers as a group.

    Unless otherwise noted, all shares are beneficially owned and the sole voting and investment power is held by the persons/entities indicated.

    Based upon the aggregate of all shares of Common Stock issued and outstanding as of March 31, 2000 in addition to shares issuable upon exercise of options or warrants currently exercisable or becoming exercisable within 60 days following the date of this report and which are held by the individuals named on the table.

                                                                                                     % of
                                                             Shares of                       Total         Common
                                                               Common       Options/      Beneficial       Stock
Name of Beneficial Owner                                       Stock         Other         Ownership    Outstanding
                                                           -----------    ------------   -------------  -------------
CEDE, Depository Trust Co.                                 9,293,068             -        9,293,068         72%
   PO Box 20
   New York, NY 10274
Tailwind Fund Ltd                                            820,936        280,936(1)    1,101,872          8%
   Windermere House
   303 East Bay Street
   British Virgin Isles
John C. Pemble, President                                          -              -               -          0%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Yaron I. Eitan, Director                                           -             -                -          0%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Thomas Farkas, Director                                    1,861,628         80,000       1,941,628         15%
   c/o Dynamic Controls
   8 Nutmeg Road South
   South Windsor, CT 06074
Roger Kuhn, CFO                                                    -         86,733          86,733          1%
   2 Westborough Business Park
   Westborough, MA 01581
Robert L. Little, Director                                   189,815         73,297         263,112          2%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
John A. Lopiano, Director                                      3,000         73,334          76,334          1%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Francis X. Murphy, Director                                        -        369,467         369,467          3%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
Dr. E. Ted Prince, CEO                                        22,787      1,509,000       1,531,787         11%
   2 Westborough Business Park
   Westborough, MA 01581
Leonard S. Simon, Director                                   162,470              -         162,470         1%
   c/o insci-statements.com, corp.
   2 Westborough Business Park
   Westborough, MA 01581
All Current Directors and Executive Officers as a Group    2,239,700      2,191,831       4,431,531         29%

(1) Represents  280,686  warrants to purchase 280,686 shares of Common Stock at $4.30 per share until December 18, 2004.

PROPOSAL 1: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE SIX (6) NOMINATED DIRECTORS

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ended March 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting.

    The affirmative vote of a majority of the outstanding voting shares of the Company's Common Stock is required for the ratification of this selection.

    Effective March 13, 2000, by a resolution of our Board of Directors, we resolved to change auditing firms from Pannell Kerr Forster PC to Arthur Andersen LLP. There were no disagreements with our former auditors in any matter of accounting principles, practices, financial statement disclosures or auditing scope or procedures in connection with audits by our former auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

PROPOSAL 3: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AN INCREASE IN THE AUTHORIZED NUMBER OF OPTIONS UNDER THE COMPANY'S 1997 EQUITY INCENTIVE PLAN FROM 4,000,000 TO 7,000,000 SHARES.

    The Board of Directors has resolved to increase the authorized number of stock options under the Company's 1997 Equity Incentive Plan from 4,000,000 to 7,000,000 option shares. The increase in the authorized shares available under the 1997 Equity Incentive Plan is necessary for the continued granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restrictive stock swards, deferred stock awards, and other performance-related or non-restricted stock awards. The Board of Directors believes that the increase in authorized shares is necessary so that the Company can continue to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Board further believes that the flexibility of the incentive awards provided for by the 1997 Equity Incentive Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program and is in the best interest of shareholders.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

    Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 2001 Annual Meeting of Stockholders no later than March 27, 2001 if any such proposal is to be eligible for inclusion in the Company's Proxy materials for its 2001 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

OTHER MATTERS

    Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy.

COMMON STOCK PERFORMANCE

    As part of the executive compensation information presented in the Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance of the Company with the stock performance of appropriate smaller companies. The Company has selected the NASDAQ Composite Index (US) for the published industry index for stock performance comparison. The chart reflects the NASDAQ index for a five-year period.

PERCENT INCREASE (DECREASE) FROM MARCH 31, 1995      Mar 96    Mar 97     Mar 98    Mar 99      Mar-00
INSCI Common Shares                                   131%      100%       -50%       28%        200%
Nasdaq Composite Index                                 35%       49%       125%      201%        460%

    The Stock Price Performance Graph above shall not be deemed incorporated by reference by a general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that insci-statements.com specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

VOTING PROCEDURE

    Under Delaware law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

    The Company is not aware of any other agenda item to be added to the agenda, as it has not been informed by any stockholder of any request to do so.

    There are no matters on the agenda that involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB for the Fiscal Year ended March 31, 2000 as filed with the Securities and Exchange Commission in addition to Form 10-QSB and Form 8-K Reports as filed with the Commission.




Dated July 27, 2000                     BY ORDER OF THE BOARD OF DIRECTORS
Westborough, MA
                                        /s/ DR. E. TED PRINCE
                                        -------------------------------------
                                        Dr. E. Ted Prince
                                        Chairman and Chief Executive Officer

------------                insci-statements.com, corp
   PROXY                   Two Westborough Business Park
------------                  Westborough, Ma 01581

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Dr. E. Ted Prince, Francis X. Murphy, Robert F. Little, John A. Lopiano, Leonard S. Simon, and Yaron I. Eitan as proxies each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote as designated below all shares of common stock of insci-statements.com, corp held on record by the undersigned on August 11, 2000 at the Annual Meeting of Stockholders to be held on September 26, 2000 at 11:00 a.m. at the executive offices of the Company located at Two Westborough Business Park, Westborough, MA 01581, or any adjournment thereof.

1.  ELECTION OF DIRECTORS

[ ]  FOR ALL NOMINEES LISTED BELOW               [ ]  WITHHOLD AUTHORITY to vote
     (Except as marked to the                         for all nominees
     contrary below)                                  listed below

     Dr. E. Ted Prince, Francis X. Murphy, John A. Lopiano, Leonard S. Simon
                               and Yaron I Eitan.

    (Instruction: To withhold authority to vote for any individual nominee's name in the space provided below.)

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP as the independent public accountants of the Corporation.
                               FOR           AGAINST          ABSTAIN
                               [ ]             [ ]              [ ]

3. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" AN INCREASE IN THE AUTHORIZED NUMBER OF OPTIONS UNDER THE COMPANY'S 1997 EQUITY INCENTIVE PLAN FROM 4,000,000 TO 7,000,000 SHARES

                               FOR           AGAINST          ABSTAIN
                               [ ]             [ ]              [ ]

      In their discretion the proxies are authorized to vote upon such other further business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is provided, this proxy will be voted FOR Proposals 1, 2 and 3.

      Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                           Dated:_________________________, 2000


                                           _____________________________________
                                           Signature

                                           _____________________________________
                                           Signature if held jointly

                                           Please mark, sign, date and return
                                           the proxy card promptly using the
                                           enclosed envelope.